Exhibit (j)(iii)

POWER OF ATTORNEY

Each of the undersigned officers and trustees of the DIREXION FUNDS, a Massachusetts business trust (the “Trust), hereby nominates, constitutes and appoints Angela Brickl as his true and lawful attorney-in-fact and agent, for him and on his behalf and in his name, place and stead in any and all capacities, to make, execute and sign the Trust’s registration statement on Form N-1A (“Registration Statement”) under the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended, and any and all amendments to such Registration Statement and to file with the Securities and Exchange Commission, and any other regulatory authority having jurisdiction over the offer and sale of shares of the beneficial interest of the Trust, any such Registration Statement or amendment, and any and all supplements thereto or to any prospectus or statement of additional information forming a part thereof, and any and all exhibits and other documents requisite in connection therewith, granting unto said attorney full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises as fully to all intents and purposes as the Trust and the undersigned officers and trustees itself/themselves might or could do.

IN WITNESS WHEREOF, DIREXION FUNDS has caused this power of attorney to be executed in its name by its Chairman of the Board, and attested by its Assistant Secretary, and the undersigned officers and trustees have hereunto set their hands and seals at New York, NY on this 1st day of December, 2017.

DIREXION FUNDS

By:	/s/ Daniel D. O’Neill
Name:	Daniel D. O’Neill
Title:	Chairman of the Board, Chief Executive Officer and Co-Chief Investment Officer

Signature	Title

/s/ Henry W. Mulholland
Henry W. Mulholland	Trustee

/s/ Patrick J. Rudnick
Patrick J. Rudnick	Assistant Secretary

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